Exhibit (h)(xxv)

AMENDMENT NO.2 TO THE

FORM OF RULE 12d1-4 FUND OF FUNDS INVESTMENT AGREEMENT

This Amendment No.2 to the Form of Rule 12d1-4 Fund of Funds Investment Agreement dated as of January 19, 2022, as amended on February 27, 2026 (the “Agreement”), between the Acquiring Funds listed on Schedule A, (each, an “Acquiring Fund”), and the Acquired Funds listed on Schedule B (each, an “Acquired Fund” and together with the Acquiring Funds, the “Funds”), is effective as of September 25, 2026.

WHEREAS, the Acquiring Funds and VanEck ETF Trust (collectively, the “Parties” and individually, a “Party”) entered into a Fund of Funds Investment Agreement dated as of January 19, 2022 (the “Agreement”);

WHEREAS, the Parties desire to amend Schedule A of the Agreement to remove certain Acquiring Funds and add certain other Acquiring Funds pursuant to Section 5(b) of the Agreement;

WHEREAS, Section 5(d) of the Agreement provides for the amendment or modification of the Agreement by a written document signed by an authorized representative of each Party in accordance with Section 4 of the Agreement;

NOW THEREFORE, the Parties agree as follows, effective as of the date hereof.

1.	In accordance with the foregoing, Schedule A that is part of the Agreement is hereby deleted in its entirety and replaced with the Schedule A attached to this Amendment.

2.	In accordance with the foregoing, Schedule B that is part of the Agreement is hereby deleted in its entirety and replaced with the Schedule B attached to this Amendment.

3.	Except as modified by this Amendment, the Agreement shall otherwise remain in full force and effect.

4.	This Amendment may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same instrument. Counterparts may be executed in either original or electronically transmitted form, and the Parties hereby adopt as original any signatures received via electronically transmitted form.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

VanEck ETF Trust

Signature	Name	Title

/s/ Laura I. Martinez	Laura I. Martínez	Vice President & Deputy General Counsel

On Behalf of the Acquiring Funds

Signature	Name	Title

/s/ Jonathan Hickey	Jonathan Hickey	See below*

*Jonathon Hickey serves as Chief Financial Officer of The Arbitrage Funds and Senior Managing Partner and Chief Operating Officer of Water Island Capital, LLC, the investment adviser of The Arbitrage Funds.

SCHEDULE A (as of September 25, 2026)

List of Acquiring Funds to Which the Agreement Applies

The Arbitrage Funds

Arbitrage Fund

Water Island Event-Driven Fund
Water Island Credit Opportunities Fund
AltShares Merger Arbitrage ETF
AltShares Event-Driven ETF

SCHEDULE B (as of July 7, 2026)

List of Series of VanEck ETF Trust to which the Agreement Does Not Apply

VanEck BDC Income ETF

VanEck CEF Muni Income ETF

VanEck Communication Services TruSector ETF

VanEck Consumer Discretionary TruSector ETF

VanEck Consumer Staples TruSector ETF

VanEck Energy TruSector ETF

VanEck Financials TruSector ETF

VanEck Healthcare TruSector ETF

VanEck Industrials TruSector ETF

VanEck Long/Flat Trend ETF

VanEck Materials TruSector ETF

VanEck Real Assets ETF

VanEck Real Estate TruSector ETF

VanEck Technology TruSector ETF

VanEck Utilities TruSector ETF

4